Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 www.bakerbotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

November 6, 2018

Eagle Materials Inc.

3811 Turtle Creek Boulevard

Suite 1100

Dallas, Texas 75219

Registration Statement on Form S-3

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by Eagle Materials Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in order to effect the registration of securities that may be offered, issued and sold by the Company from time to time, we are passing upon certain legal matters in connection with such securities. The securities to be registered pursuant to the Registration Statement consist of (a) the senior debt securities and subordinated debt securities of the Company (“Debt Securities”), which may be issued pursuant to an Indenture, dated as of May 8, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (b) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (c) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued as part of a series established pursuant to a certificate of designation (a “Certificate of Designation”) filed in the office of the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, (d) warrants (“Warrants”) to purchase Debt Securities, Common Stock, Preferred Stock or securities of third parties or other rights, or any combination of the foregoing, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and one or more banks or trust companies, as warrant agent (each, a “Warrant Agent”), (e) units (“Units”) consisting of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock or Warrants, or any combination thereof, which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and one or more banks or trust companies, as unit agent (each, a “Unit Agent”), and (f) depositary shares of the Company (“Depositary Shares”) that represent interests in

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shares of Preferred Stock and are evidenced by depositary receipts (“Depositary Receipts”), which Depositary Receipts may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and one or more depositaries (each, a “Depositary”). The Debt Securities, Common Stock, Preferred Stock, Warrants, Units and Depositary Shares are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

We have examined originals, or copies certified or otherwise identified, of the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), the Indenture and corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions set forth below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.    When any supplemental indenture to be entered into in connection with a particular series of Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee; the specific terms of the Debt Securities and the issuance and sale thereof have been duly authorized by the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the Bylaws, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”); and such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture, any supplemental indenture relating to such Debt Securities and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Debt Securities against payment therefor, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) concepts of reasonableness and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

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2.    When the issuance and sale of any shares of Common Stock have been duly authorized by the Board; certificates evidencing such shares have been duly executed, countersigned and registered, or if uncertificated, valid book entry notations will have been made in the share register of the Company; and such shares have been duly issued in accordance with any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Common Stock will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.

3.    When the specific terms of a particular series of Preferred Stock and the issuance and sale of shares of such series have been duly authorized by the Board, including through approval by the Board of the Certificate of Designation relating to such series; the Certificate of Designation for such series has been filed in the office of the Secretary of State of the State of Delaware; certificates evidencing such shares have been duly executed, countersigned and registered, or if uncertificated, valid book entry notations will have been made in the share register of the Company; and such shares have been duly issued in accordance with the Certificate of Designation and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.

4.    When the Warrant Agreement to be entered into in connection with any particular Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent; the specific terms of such Warrants and the issuance and sale thereof have been duly authorized by the Board; and such Warrants have been duly executed, issued and delivered in accordance with the Warrant Agreement and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Warrants against payment therefor, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) concepts of reasonableness and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

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5.    When the Unit Agreement to be entered into in connection with any particular Units has been duly authorized, executed and delivered by the Company and the Unit Agent; the specific terms of such Units (including the securities comprising the same) and the issuance and sale thereof have been duly authorized by the Board; and such Units have been duly executed, issued and delivered in accordance with the Unit Agreement and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Units against payment therefor, such Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) concepts of reasonableness and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

6.    When the Deposit Agreement to be entered into in connection with any particular Depositary Shares has been duly authorized, executed and delivered by the Company and the Depositary; the specific terms of such Depositary Shares and the issuance and sale thereof have been duly authorized by the Board; the shares of Preferred Stock underlying such Depositary Shares have been deposited with the Depositary; and the Depositary Receipts evidencing the Depositary Shares have been duly executed, issued and delivered in accordance with the Deposit Agreement and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Depositary Shares against payment therefor, such Depositary Shares will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable, and the Depositary Receipts evidencing the same will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) concepts of reasonableness and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

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In connection with this opinion, we have assumed that:

(a)    prior to the time of the offer, sale or delivery of any Securities, the Registration Statement and any amendments thereto will have become effective under the Securities Act and such effectiveness shall not have been terminated, rescinded or suspended;

(b)    prior to, at or after the time of the offer, sale or delivery of any Securities, a prospectus supplement will, in accordance with the applicable requirements of the Securities Act and the rules and regulations thereunder, have been prepared and filed with the Commission describing the Securities offered thereby;

(c)    no Debt Securities, Warrants, Units or Depositary Receipts evidencing Depositary Shares will include any provision that is unenforceable;

(d)    in the case of shares of Securities consisting of shares of Common Stock or Preferred Stock or which provide for the issuance of such shares upon conversion, exchange, redemption or exercise, at the time of the issuance thereof, there will be a sufficient number of shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise issued or reserved for issuance; and the purchase price for such shares payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;

(e)    any securities issuable upon conversion, exchange, redemption or exercise of any Securities being issued by the Company or included in any Units will have been duly authorized by all necessary corporate action on the part of the Company and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(f)    neither the terms of the Securities to be established after the date hereof or of any agreement or instrument to be entered into or filed by the Company in connection with such Securities (including, but not limited to, any supplemental indenture relating to any series of Debt Securities, any Certificate of Designation, any Warrant Agreement, Unit Agreement or Deposit Agreement) nor the performance by the Company of its obligations in respect of any such Securities or under any such agreement or instrument will violate any applicable law or public policy or result in a breach or violation of any provision of any agreement or instrument binding upon the Company or of any restriction imposed by any court or government body having jurisdiction over the Company;

(g)    any Warrant Agreement, Unit Agreement or Deposit Agreement will be governed by the laws of the State of New York;

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(h)    all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner consistent with the plan of distribution set forth in the Registration Statement and the applicable prospectus supplement; and

(i)    there shall not have occurred any change in law affecting the validity or enforceability of any Securities.

In rendering this opinion, we express no view as to:

(i)    the enforceability of any waiver of rights under any usury or stay law;

(ii)    the validity, legally binding effect or enforceability of any provision of the Indenture or any Certificate of Designation, Warrant Agreement, Unit Agreement or Deposit Agreement or any other provision applicable to any Securities that requires or relates to adjustments to the conversion or exercise price of any Securities, or to the payment of a prepayment premium, make-whole premium, liquidated damages, additional interest or other economic remedies, in each case, at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture; or

(iii)    the validity, legally binding effect or enforceability of any provision that permits holders of Securities to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law, in each case as published and in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.